Exhibit 99.1
Penumbra, Inc. Reports Fourth Quarter and Full Year 2022 Financial Results

ALAMEDA, Calif., Feb. 23, 2023 /PR Newswire/ -- Penumbra, Inc. (NYSE: PEN), a global healthcare company focused on innovative therapies, today reported financial results for the fourth quarter and full year ended December 31, 2022.

Financial Highlights:

•Revenue of $221.2 million for the fourth quarter of 2022, an increase of 8.4% compared to revenue of $204.0 million for the fourth quarter of 2021, or an increase of 10.5% in constant currency (a non-GAAP measure)1. US revenue of $157.1 million for the fourth quarter of 2022 was 8.8% above the same period a year ago.

•Revenue of $847.1 million for the full year 2022, an increase of 13.3% compared to revenue of $747.6 million for the full year 2021, or an increase of 15.5% in constant currency1. US revenue of $591.7 million for the full year 2022 was 12.1% above the same period a year ago.

Fourth Quarter 2022 Financial Results
Total revenue increased to $221.2 million for the fourth quarter of 2022 compared to $204.0 million for the fourth quarter of 2021, an increase of 8.4%, or 10.5% in constant currency1. The United States represented 71% of total revenue and international represented 29% of total revenue for the fourth quarter of 2022. Revenue from sales of vascular products grew to $129.7 million for the fourth quarter of 2022, an increase of 14.2% or 15.4% in constant currency1. US vascular revenue and international vascular revenue increased 12.7% and 23.0%, respectively, compared to the fourth quarter of 2021. Revenue from sales of neuro products grew to $91.5 million for the fourth quarter of 2022, an increase of 1.2% or 4.4% in constant currency1. US neuro revenue increased 0.5% while international neuro revenue increased 1.9% compared to the fourth quarter of 2021.

Gross profit for the fourth quarter of 2022 was $138.4 million, or 62.6% of total revenue compared to $125.4 million, or 61.5% of total revenue, for the fourth quarter of 2021. Gross margin is impacted by our ability to scale production capacity to support our expanding portfolio of products, which enabled us to navigate through some macroeconomic factors such as supply chain headwinds in the three months ended December 31, 2022.

Total operating expenses were $133.6 million, or 60.4% of total revenue for the fourth quarter of 2022, including a $2.4 million amortization expense of finite lived intangible assets acquired in connection with the Sixense acquisition. This compares to total operating expenses of $165.5 million for the fourth quarter of 2021, which includes a one-time $25.8 million expense associated with the accelerated vesting of options related to the Sixense acquisition, $15.0 million of non-recurring personnel-related expenses associated with the achievement of R&D milestones for our Thunderbolt product, and a $1.8 million amortization expense of finite lived intangible assets acquired in connection with the Sixense acquisition. Excluding the charges noted above, total non-GAAP operating expenses1 were $131.2 million, or 59.3% of total revenue for the fourth quarter of 2022, and $123.0 million, or 60.3% of total revenue for the fourth quarter of 2021, respectively.

Income from operations was $4.8 million for the fourth quarter of 2022 compared to loss from operations of $40.1 million for the fourth quarter of 2021. Excluding the charge associated with the amortization expense of finite lived intangible assets acquired in connection with the Sixense acquisition, non-GAAP income from operations1 was $7.2 million for the fourth quarter of 2022. This compares to non-GAAP income from operations1 of $2.5 million for the fourth quarter of 2021, which excludes the charges associated with one-time accelerated vesting of options related to the Sixense acquisition, non-recurring personnel-related expenses associated with the achievement of R&D milestones for our Thunderbolt product, and amortization expense of finite lived intangible assets acquired in connection with the Sixense acquisition.

Full Year 2022 Financial Results
Total revenue increased to $847.1 million for the year ended December 31, 2022 compared to $747.6 million for the year ended December 31, 2021, an increase of 13.3%, or 15.5% in constant currency1. The United States represented 70% of total revenue and
1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.

international represented 30% of total revenue for the year ended December 31, 2022. Revenue from the sales of vascular products grew to $499.4 million for the year ended December 31, 2022, an increase of 22.1%, or 23.6% in constant currency1. US vascular revenue increased 16.0%, while international vascular revenue increased 62.2% compared to the year ended December 31, 2021. Revenue from the sales of neuro products grew to $347.7 million for the year ended December 31, 2022, an increase of 2.7%, or 5.6% in constant currency1. US neuro revenue increased 4.2%, and international neuro revenue increased 1.1% compared to the year ended December 31, 2021.

Gross profit for the year ended December 31, 2022 was $535.2 million, or 63.2% of total revenue, compared to $475.4 million, or 63.6% of total revenue, for the year ended December 31, 2021. Gross margin is impacted by our ability to scale production capacity to support our expanding portfolio of products, which enabled us to navigate through some macroeconomic factors such as labor shortages, inflation, and supply chain headwinds in the twelve months ended December 31, 2022.

Total operating expenses for the year ended December 31, 2022 were $529.1 million, or 62.5% of total revenue, including a $8.3 million amortization expense of finite lived intangible assets acquired in connection with the Sixense acquisition. This compares to total operating expenses of $482.9 million, or 64.6% of total revenue, for the year ended December 31, 2021, which includes a one-time $25.8 million expense associated with the accelerated vesting of options related to the Sixense acquisition, $15.0 million of non-recurring personnel-related expenses associated with the achievement of R&D milestones for our Thunderbolt product, and a $1.8 million amortization expense of finite lived intangible assets acquired in connection with the Sixense acquisition. Excluding the charges noted above, total non-GAAP operating expenses1 were $520.8 million, or 61.5% of total revenue during the year ended December 31, 2022, and $440.3 million, or 58.9% of total revenue during the year ended December 31, 2021, respectively.

Income from operations was $6.1 million for the year ended December 31, 2022 compared to loss from operations of $7.5 million for the year ended December 31, 2021. Excluding the charge associated with the amortization expense of finite lived intangible assets acquired in connection with the Sixense acquisition, non-GAAP income from operations1 was $14.4 million for the year ended December 31, 2022. This compares to non-GAAP income from operations1 of $35.0 million for the year ended December 31, 2021, excluding the charges associated with the one-time accelerated vesting of options related to the Sixense acquisition, non-recurring personnel-related expenses associated with the achievement of R&D milestones for our Thunderbolt product, and amortization expense of finite lived intangible assets acquired in connection with the Sixense acquisition.
Full Year 2023 Financial Outlook
Penumbra projects total revenue for 2023 to be $1 billion or more, representing year over year growth of at least 18%, which is an acceleration from 2022 revenue of $847 million.

Webcast and Conference Call Information
Penumbra, Inc. will host a conference call to discuss financial results for the fourth quarter and year ended December 31, 2022 after market close on Thursday, February 23, 2023 at 4:30 PM Eastern Time. The conference call can be accessed live over the phone by dialing (888) 330-2443 for domestic callers and international callers (conference id: 4604622), or the webcast can be accessed on the “Events” section under the “Investors” tab of the Company’s website at: www.penumbrainc.com. The webcast will be available on the Company’s website for at least two weeks following the completion of the call.
About Penumbra
Penumbra, Inc., headquartered in Alameda, California, is a global healthcare company focused on innovative therapies. Penumbra designs, develops, manufactures and markets novel products and has a broad portfolio that addresses challenging medical conditions in markets with significant unmet need. Penumbra supports healthcare providers, hospitals and clinics in more than 100 countries. The Penumbra logo is a trademark of Penumbra, Inc. For more information, visit www.penumbrainc.com and connect on Twitter and LinkedIn.
1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.

Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses the following non-GAAP financial measures in this press release: a) constant currency and b) non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income and non-GAAP diluted earnings per share (“EPS”).

Constant Currency. The Company’s constant currency revenue disclosures estimate the impact of changes in foreign currency rates on the translation of the Company’s current period revenue as compared to the applicable comparable period in the prior year. This impact is derived by taking the current local currency revenue and translating it into U.S. dollars based upon the foreign currency exchange rates used to translate the local currency revenue for the applicable comparable period in the prior year, rather than the actual exchange rates in effect during the current period. It does not include any other effect of changes in foreign currency rates on the Company’s results or business.

Non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income and non-GAAP diluted EPS. The adjustments to the GAAP financial measures reflect the exclusion of:

•the effect of non-recurring expenses associated with the achievement of R&D milestones for our Thunderbolt product;
•the effects of the one-time expense associated with the accelerated vesting of options and the amortization of acquired finite lived intangible assets over their estimated useful lives in connection with the Sixense acquisition; and
•the tax deficiencies or excess tax benefits associated with share-based compensation arrangements.

Full reconciliation of these non-GAAP measures to the most comparable GAAP measures is set forth in the tables below.

Our management believes the non-GAAP financial measures disclosed in this press release are useful to investors in assessing the operating performance of our business and provide meaningful comparisons to prior periods and thus a more complete understanding of our business than could be obtained absent this disclosure. Specifically, we consider the change in constant currency revenue as a useful metric as it provides an alternative framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. We consider non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income and non-GAAP diluted EPS useful metrics as they provide an alternative framework for assessing how our underlying business performed excluding the items referred to above.

The non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP measures should not be considered in isolation or as alternatives to GAAP measures. We urge investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements
Except for historical information, certain statements in this press release are forward-looking in nature and are subject to risks, uncertainties and assumptions about us. Our business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to: the impact of the COVID-19 pandemic on our business, results of operations and financial condition; failure to sustain or grow profitability or generate positive cash flows; failure to effectively introduce and market new products; delays in product introductions; significant competition; inability to further penetrate our current customer base, expand our user base and increase the frequency of use of our products by our customers; inability to achieve or maintain satisfactory pricing and margins; manufacturing difficulties; permanent write-downs or write-offs of our inventory; product defects or failures; unfavorable outcomes in clinical trials; inability to maintain our culture as we grow; fluctuations in foreign currency exchange rates; potential adverse regulatory actions; and the potential impact of any acquisitions, mergers, dispositions, joint ventures or investments we may make. These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2022, which we expect to file with the SEC on or before March 1, 2023. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. Any forward-looking statements are based on our current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

Penumbra, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)

	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$69,858	$59,379
Marketable investments	118,172	195,496
Accounts receivable, net	203,384	133,940
Inventories	334,006	263,504
Prepaid expenses and other current assets	30,279	29,155
Total current assets	755,699	681,474
Property and equipment, net	65,015	58,856
Operating lease right-of-use assets	192,636	131,955
Finance lease right-of-use assets	33,323	36,276
Intangible assets, net	81,161	90,618
Goodwill	166,046	166,388
Deferred taxes	64,213	65,698
Other non-current assets	12,793	12,985
Total assets	$1,370,886	$1,244,250
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$26,679	$13,421
Accrued liabilities	106,300	99,796
Current operating lease liabilities	10,033	8,267
Current finance lease liabilities	1,920	1,713
Total current liabilities	144,932	123,197
Non-current operating lease liabilities	198,955	137,045
Non-current finance lease liabilities	24,865	26,523
Other non-current liabilities	3,276	3,558
Total liabilities	372,028	290,323
Stockholders’ equity:
Preferred stock	—	—
Common stock	38	37
Additional paid-in capital	963,040	910,614
Accumulated other comprehensive (loss) income	(8,124)	(2,630)
Retained earnings	43,904	45,906
Total stockholders’ equity	998,858	953,927
Total liabilities and stockholders’ equity	$1,370,886	$1,244,250

Penumbra, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue	$221,216	$204,011	$847,133	$747,590
Cost of revenue	82,789	78,564	311,926	272,208
Gross profit	138,427	125,447	535,207	475,382
Operating expenses:
Research and development	17,964	52,004	79,407	104,552
Sales, general and administrative	115,630	113,500	449,718	378,331
Total operating expenses	133,594	165,504	529,125	482,883
Income (loss) from operations	4,833	(40,057)	6,082	(7,501)
Interest income, net	299	21	137	938
Other income (expense), net	1,996	(918)	(2,327)	(3,939)
Income (loss) before income taxes	7,128	(40,954)	3,892	(10,502)
Provision for (benefit from) income taxes	3,251	(16,321)	5,894	(13,125)
Consolidated net income (loss)	$3,877	$(24,633)	$(2,002)	$2,623
Net loss attributable to non-controlling interest	$—	$—	$—	$(2,661)
Net income (loss) attributable to Penumbra, Inc.	$3,877	$(24,633)	$(2,002)	$5,284

Net income (loss) attributable to Penumbra, Inc. per share:
Basic	$0.10	$(0.66)	$(0.05)	$0.14
Diluted	$0.10	$(0.66)	$(0.05)	$0.14
Weighted average shares outstanding:
Basic	38,030,344	37,451,145	37,841,874	36,764,290
Diluted	38,896,940	37,451,145	37,841,874	37,881,180

Penumbra, Inc.
Reconciliation of GAAP Operating Expenses and GAAP Income (Loss) from Operations to Non-GAAP Operating Expenses and Non-GAAP Income from Operations1
(unaudited)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

GAAP operating expenses	$133,594	$165,504	$529,125	$482,883
GAAP total operating expenses includes the effect of the following items:
Expenses associated with the achievement of Thunderbolt R&D milestones	—	15,000	—	15,000
Accelerated vesting of options related to the acquisition of Sixense	—	25,760	—	25,760
Amortization of finite lived intangible assets acquired[2]	2,380	1,785	8,329	1,785
Non-GAAP operating expenses	$131,214	$122,959	$520,796	$440,338

GAAP income (loss) from operations	$4,833	$(40,057)	$6,082	$(7,501)
GAAP income (loss) from operations includes the effect of the following items:
Expenses associated with the achievement of Thunderbolt R&D milestones	—	15,000	—	15,000
Accelerated vesting of options related to the acquisition of Sixense	—	25,760	—	25,760
Amortization of finite lived intangible assets acquired[2]	2,380	1,785	8,329	1,785
Non-GAAP income from operations	$7,213	$2,488	$14,411	$35,044

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.
2The amortization expense includes $0.6 million and $1.2 million for the three and twelve months ended December 31, 2022, respectively, related to the reclassification of the $20.8 million in-process research and development (“IPR&D”) asset acquired in connection with the Sixense acquisition to a finite-lived developed technology intangible asset due to the completion of the IPR&D project during the three months ended September 30, 2022.

Penumbra, Inc.
Reconciliation of GAAP Net Income (Loss) and GAAP Diluted EPS to Non-GAAP Net Income and Non-GAAP Diluted EPS1
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended December 31, 2022		Three Months Ended December 31, 2021		Year Ended December 31, 2022		Year Ended December 31, 2021
	Net income	Diluted EPS	Net (loss) income	Diluted EPS	Net (loss) income	Diluted EPS	Net income	Diluted EPS
GAAP net income (loss)	$3,877	$0.10	$(24,633)	$(0.66)	$(2,002)	$(0.05)	$5,284	$0.14
GAAP net income (loss) includes the effect of the following items:
Expenses associated with the achievement of Thunderbolt R&D milestones	—	—	15,000	0.39	—	—	15,000	0.40
Accelerated vesting of options related to the acquisition of Sixense	—	—	25,760	0.68	—	—	25,760	0.67
Amortization of finite lived intangible assets acquired	2,380	0.06	1,785	0.05	8,329	0.21	1,785	0.05
Tax effect on the non-GAAP adjustments above[2]	(558)	(0.01)	(9,045)	(0.23)	(1,952)	(0.05)	(9,045)	(0.24)
Tax deficiencies (excess tax benefits) related to stock compensation awards	341	0.01	(4,895)	(0.13)	2,007	0.05	(12,465)	(0.33)
Non-GAAP net income	$6,040	$0.16	$3,972	$0.10	$6,382	$0.16	$26,319	$0.69

GAAP diluted EPS		$0.10		$(0.66)		$(0.05)		$0.14
Non-GAAP diluted EPS[3]		$0.16		$0.10		$0.16		$0.69

Weighted average shares outstanding used to compute:
GAAP diluted EPS	38,896,940		37,451,145		37,841,874		37,881,180
Non-GAAP diluted EPS[3]	38,896,940		38,706,721		38,789,291		37,881,180

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.
2For the three and twelve months ended December 31, 2022, management used a combined federal and state tax rate of 23.44% to compute the tax effect of non-GAAP measures. For the three and twelve months ended December 31, 2021, management used a combined federal and state tax rate of 23.29% to compute the tax effect of non-GAAP measures. The $9.0 million tax effect for the three and twelve months ended December 31, 2021, excludes stock-based compensation related to any early exercises and replacement options exercised by foreign employees in connection with the acquisition of Sixense.
3For the purposes of calculating Non-GAAP diluted EPS for the three months ended December 31, 2021 and the year ended December 31, 2022, non-GAAP diluted weighted average shares outstanding of 38,706,721 and 38,789,291, respectively, were used, as the Company had non-GAAP net income in both periods.

Penumbra, Inc.
Reconciliation of Revenue Change by Geographic Regions to Constant Currency Revenue Growth1
(unaudited)
(in thousands)

	Three Months Ended December 31,		Reported Change		FX Impact	Constant Currency Change
	2022	2021	$	%	$	$	%
United States	$157,132	$144,483	$12,649	8.8%	$—	$12,649	8.8%
International	64,084	59,528	4,556	7.7%	4,285	8,841	14.9%
Total	$221,216	$204,011	$17,205	8.4%	$4,285	$21,490	10.5%

	Year Ended December 31,		Reported Change		FX Impact	Constant Currency Change
	2022	2021	$	%	$	$	%
United States	$591,715	$527,789	$63,926	12.1%	$—	$63,926	12.1%
International	255,418	219,801	35,617	16.2%	16,024	51,641	23.5%
Total	$847,133	$747,590	$99,543	13.3%	$16,024	$115,567	15.5%

Penumbra, Inc.
Reconciliation of Revenue Change by Product Categories to Constant Currency Revenue Growth1
(unaudited)
(in thousands)

	Three Months Ended December 31,		Reported Change		FX Impact	Constant Currency Change
	2022	2021	$	%	$	$	%
Vascular	$129,676	$113,565	$16,111	14.2%	$1,365	$17,476	15.4%
Neuro	91,540	90,446	1,094	1.2%	2,920	4,014	4.4%
Total	$221,216	$204,011	$17,205	8.4%	$4,285	$21,490	10.5%

	Year Ended December 31,		Reported Change		FX Impact	Constant Currency Change
	2022	2021	$	%	$	$	%
Vascular	$499,389	$408,878	$90,511	22.1%	$6,030	$96,541	23.6%
Neuro	347,744	338,712	9,032	2.7%	9,994	19,026	5.6%
Total	$847,133	$747,590	$99,543	13.3%	$16,024	$115,567	15.5%

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.
Investor Relations
Penumbra, Inc.
510-995-2461
investors@penumbrainc.com
Source: Penumbra, Inc.